                                                                    EXHIBIT 99.4

                           PEABODY ENERGY CORPORATION

                               OFFER TO EXCHANGE
                                      ITS
                          6 7/8% SENIOR NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          6 7/8% SENIOR NOTES DUE 2013

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated           , 2003
(as the same may be amended and supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), in connection with the offer by Peabody Energy Corporation (the "Company"), to exchange the Company's new 6 7/8% Senior Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 6 7/8% Senior Notes due 2013 (the "Restricted Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer. The Exchange Offer will expire at midnight, New York City time, on
          , 2003, unless extended (the "Expiration Date").

     We are holding Restricted Notes for your account. An exchange of the Restricted Notes can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Restricted Notes held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

     We request information as to whether you wish us to exchange any or all of the Restricted Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

          1. The forms and terms of the Exchange Notes are the same in all material respects as the forms and terms of the Restricted Notes (which they replace), except that the Exchange Notes have been registered under the Securities Act. Interest on the Exchange Notes will accrue from the most recent March 15 or September 15 on which interest was paid or provided for on the Restricted Notes, or, if no interest has been paid or provided for on the Restricted Notes, from September 15, 2003.

          2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC"), as set forth in certain interpretive letters addressed to third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. See "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holdings Corporation," SEC No-Action Letter (available May 13,
     1988). Accordingly, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those Exchange Notes.

          3. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Restricted Notes being tendered. The Exchange Notes will be exchanged for the Restricted Notes at the rate of $1,000 principal amount of Exchange Notes for $1,000 principal amount of Restricted Notes.

          4. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Restricted Notes and may terminate the Exchange Offer (whether or not any Restricted Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer -- Certain Conditions to the Exchange Offer" have occurred or exist or have not been satisfied.

          5. Tendered Restricted Notes may be withdrawn at any time prior to midnight, New York City time, on the Expiration Date, if such Restricted Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of Restricted Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Restricted Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Restricted Notes, the entire principal amount of Restricted Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Restricted Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

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

                           PEABODY ENERGY CORPORATION

                               OFFER TO EXCHANGE
                                      ITS
                          6 7/8% SENIOR NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          6 7/8% SENIOR NOTES DUE 2013

Instructions from Beneficial Owner:

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange Exchange Notes for Restricted Notes.

     This will instruct you to tender the principal amount of Restricted Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes,
(iii) if the undersigned is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the Exchange Notes and (iv) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act of 1933, of the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a copy of the prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Sign here

---------------------------------------------------------------
Signature(s)

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Note to be tendered, if any):
    $          of the Restricted Notes

[ ] Not to TENDER any Restricted Notes held by you for the account of the undersigned

                                                    SIGN HERE

Name(s) of Beneficial Holder(s):                          Address(es):
--------------------------------------------------------  --------------------------------------------------------
--------------------------------------------------------  --------------------------------------------------------
Signature(s) of Owner(s) or Authorized Signatory:         --------------------------------------------------------
X ------------------------------------------------------  Tel. No(s):
X ------------------------------------------------------  --------------------------------------------------------
Date: --------------------------------------------------
                                                          Taxpayer Identification or Social Security
                                                          Number: ----------------------------------------------

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